UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013 (April 24, 2013)

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

(Exact name of registrant as specified in its charter)

Mexico	333-08322	98-0519243
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Montes Urales 625

Lomas de Chapultepec

11000 Mexico, D.F.

Mexico

(Address of principal executive office)(Zip Code)

+ (5255) 9178-5836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2013, Kansas City Southern de México, S.A. de C.V. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), to issue and sell to the Initial Purchasers, $275 million in aggregate principal amount of new 2.35% senior notes due 2020 (the “2020 Notes”) and $450 million in aggregate principal amount of new 3.0% senior notes due 2023 (the “2023 Notes” and together with the 2020 Notes, the “KCSM Notes”) in a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Under the Purchase Agreement, the KCSM Notes are expected to be resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act or to non-U.S. persons pursuant to Regulation S promulgated under the Securities Act.

The above description of the Purchase Agreement is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01	Other Events

On April 24, 2013, the Company’s parent, Kansas City Southern issued a press release announcing the pricing by the Company, of the KCSM Notes. A copy of the press release is attached hereto as Exhibit 99.1. The Company expects to close the sale of the KCSM Notes on May 3, 2013. This announcement is not an offer to sell or a solicitation to buy the KCSM Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Purchase Agreement, dated April 24, 2013, among the Company, JPM, Merrill Lynch and Morgan Stanley.

99.1	Press Release, dated April 24, 2013, announcing pricing of the KCSM Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:	/s/ Michael W. Cline
Name:	Michael W. Cline
Title:	Treasurer

Date: April 29, 2013

INDEX TO EXHIBITS

Number	Description

10.1	Purchase Agreement, dated April 24, 2013, among the Company, JPM, Merrill Lynch and Morgan Stanley.

99.1	Press Release, dated April 24, 2013, announcing pricing of the KCSM Notes